Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of AngioDynamics, Incorporated, which appears in AngioDynamics’ Annual Report on Form 10-K for the year ended June 3, 2006.

/s/ PricewaterhouseCoopers LLP

Albany, New York

November 6, 2006